UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2007

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events.

On or about December 4, 2007, Activision, Inc. (the “Company”), plaintiffs, and certain current and former officers and directors of the Company notified the United States District Court for the Central District of California that they have reached agreement in principle to settle the shareholder derivative litigation pending against such current and former directors and officers of the Company under the caption In re Activision, Inc. Shareholder Derivative Litigation, Case No. CV-06-4771 MRP (JTLx).  The nonbinding agreement in principle is subject, among other things, to the negotiation of a binding definitive settlement agreement addressing all settlement terms, as well as to further approval by the parties and the court.

The parties are continuing to negotiate and document settlement terms, and the Company does not presently intend to make any further announcement regarding the potential settlement unless and until a definitive settlement agreement is reached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	ACTIVISION, INC.

	By:	/s/ George L. Rose
George L. Rose
Secretary